Exhibit 10.8

                        SETTLEMENT AGREEMENT AND RELEASES

      This Settlement Agreement and Releases ("Settlement Agreement") is made as of June 30, 2005, by and among Michael L. Kovens, on the one side, and Universal Security Instruments, Inc., a Maryland corporation, the Estate of Stephen C. Knepper, Harvey B. Grossblatt, Ronald A. Seff, M.D., Howard Silverman, Ph.D., and Cary Luskin, on the other side. The parties to this Settlement Agreement are sometimes referred to herein as the "Parties," and separately from time to time as a "Party."

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party, the aforesaid Parties hereby covenant and agree as follows:

      1.    The "Effective Date of Release" shall be June 30, 2005.

      2. For purposes of this Settlement Agreement, the following definitions shall apply:

            (a)   "Kovens" shall mean Michael L. Kovens.

                  (i) "Kovens Group" shall mean Kovens and his heirs, executors, administrators, trustees, attorneys-in-fact, personal representatives, successors, assigns and any and all persons or entities claiming by, through or on behalf of Kovens.

            (b) "USI" shall mean Universal Security Instruments, Inc., a Maryland corporation.

                  (i) "USI Group" shall mean USI and its past, present and future parents, subsidiaries, divisions, affiliates, predecessors, successors, trustees and assigns, and the past, present and future officers, directors, stockholders, agents, attorneys, representatives and employees (for matters relating in any way to their capacities as officers, directors, stockholders, agents, attorneys, representatives or employees) of USI and the other before-mentioned entities, and the heirs, executors, personal representatives, administrators, successors and assigns of the before-mentioned individuals.

            (c) "Knepper Estate" shall mean the Estate of Stephen C. Knepper, which is presently being probated in Baltimore County, Case No. 131444.

                  (i)   "Knepper Estate Group" shall mean the Knepper Estate and
Stephen   C.   Knepper's    heirs,    executors,    administrators,    trustees,
attorneys-in-fact, personal representatives, successors and assigns.

            (d)   "Grossblatt" shall mean Harvey B. Grossblatt.

                  (i) "Grossblatt Group" shall mean Grossblatt and his heirs, executors, administrators, trustees, attorneys-in-fact, personal representatives, successors and assigns.

            (e)   "Seff" shall mean Ronald A. Seff, M.D.

                  (i)   "Seff Group"  shall mean Seff and his heirs,  executors,
administrators,    trustees,   attorneys-in-fact,    personal   representatives,
successors and assigns.

            (f)   "Silverman" shall mean Howard Silverman, Ph.D.

                  (i)   "Silverman  Group" shall mean  Silverman  and his heirs,
executors,     administrators,     trustees,     attorneys-in-fact,     personal
representatives, successors and assigns.

            (g)   "Luskin" shall mean Cary Luskin.

                  (i)   "Luskin   Group"   shall  mean  Luskin  and  his  heirs,
executors,     administrators,     trustees,     attorneys-in-fact,     personal
representatives, successors and assigns.

                  (h) As used in this Settlement Agreement, all references to any "Group" as defined above shall include, individually, separately, jointly, collectively and otherwise, the "Group" and each and every one of its members.

                  (i) "SEC" shall mean the United States Securities and Exchange Commission.

                  (j) "Securities Act" shall mean the Securities Act of 1933, 15 U.S.C. ss.ss. 77a, et seq.

                  (k) "Registration Statement" shall have the meaning set forth in paragraph 5 below.

                  (l) "Common Stock" shall mean the common stock of USI with par value of $0.01 per share.

                  (m) "Registered Shares" shall mean those shares of USI's Common Stock owned by Kovens, directly or indirectly, and registered pursuant to the Registration Statement.

                  (n) The "Closing" of the transactions as set forth in this Settlement Agreement shall take place at the offices of Venable LLP in Towson, Maryland, on July 12, 2005, at 10:00 a.m. or at such other time or in such other way as the Parties may agree.

                  (o) "Lawsuit" shall mean the litigation pending in the Circuit Court for Baltimore County, Maryland, entitled Michael L. Kovens v. Universal Security Instruments, Inc., Case No. 03-C-03-009639.

                  (p) "Claim" or "Claims" shall mean and include all and every manner of action and actions, cause and causes of action, or any and all claims, demands and liabilities whatsoever of every name and nature, whether in contract, tort or otherwise or by statute, whether known or unknown, suspected or unsuspected, accrued or unaccrued, in law, equity or otherwise. "Claim" and "Claims" shall include, but not be limited to, any and all claims or causes of action (i) asserted in or that could have been asserted in the Lawsuit, (ii) arising out of or relating in any way to the facts, circumstances, damages or occurrences alleged in and/or giving rise to the Lawsuit, or (iii) arising out of or relating in any way to any stock or other interest in USI, including any affiliates, subsidiaries or divisions of USI, owned directly or indirectly by Kovens or the Kovens Group.

      3. USI shall pay to Kovens at the Closing the sum of One Hundred Fifty Thousand Dollars ($150,000.00), by check made payable to "Escrow Account of Cooter, Mangold, Tompert & Karas, L.L.P."

      4. At the Closing, and pursuant to Kovens' letter of June 6, 2002, exercising the option under that certain Non-Qualified Stock Option Agreement dated June 11, 1997 between USI and Kovens, Kovens shall deliver to USI a check, made payable to "Universal Security Instruments, Inc.," in the amount of Forty-Five Thousand Dollars ($45,000), and USI shall deliver to Kovens a stock certificate representing Twenty Thousand (20,000) registered shares of USI's Common Stock. As directed by Kovens, USI shall issue to Kovens a Form 1099 for calendar year 2005 based on the adjusted post-stock split value of the stock as of June 6, 2002 of $2.40 per share, the date on which Kovens gave notice of his exercise of the said option. Kovens shall be solely responsible for any tax consequences or liability arising out of or as a result of the exercise of this option as provided in this paragraph 4, and he shall indemnify and hold USI and the USI Group harmless from any tax consequences or liability.

      5. Within seventeen (17) days after the Closing, and provided that Kovens has supplied the information described in paragraph 7, below, on or before July 8, 2005, USI shall file with the SEC a registration statement on Form S-3 (the "Registration Statement") under and in accordance with the provisions of the Securities Act, with respect to the offer and sale by Kovens of all of the 332,719 shares, which amount includes all of the shares acquired by Kovens under paragraph 4 above, of USI's Common Stock owned by Kovens, directly or indirectly. USI shall exercise its reasonable efforts to cause the Registration Statement to be declared effective as soon as practically possible following the filing.

      6. USI will use its reasonable efforts to cause the Registration Statement to become and remain continuously effective until the earlier of (a) all of the Registered Shares covered by the Registration Statement having been sold in accordance with Kovens' intended method of disposition set forth in such Registration Statement, or (b) one year after the Registration Statement has been declared effective; provided, that if, at any time during such one-year period, the closing price of the Common Stock, as reported by the American Stock Exchange (or such other stock exchange or listing on which Common Shares of USI may be listed at the time), is under Ten Dollars ($10.00) per share (as adjusted for stock splits, stock dividends or similar corporate actions subsequent to the date hereof) for ten (10) consecutive trading days, then such one-year requirement for maintaining the effectiveness of the Registration Statement shall be extended an additional year for a total of two years. Kovens shall use all reasonable efforts to sell all of his shares of USI's Common Stock during the effective period of the Registration Statement.

      7. In connection with the filing by USI of the Registration Statement, USI is required to provide the information set forth on Exhibit 1 with regard to Kovens. Kovens hereby warrants and represents to USI, with the express understanding that USI will rely on such representations and warranties, that
(i) all information required to be provided pursuant to Exhibit 1 will be provided in writing by July 8, 2005, and all information set forth on and/or provided pursuant to Exhibit 1 is accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) he is not a broker-dealer or any affiliate of a broker-dealer; and (iii) at the time Kovens acquired the Registered Shares, he did not have any agreements or understandings, directly or indirectly, with any person or entity to distribute those Registered Shares. Kovens shall immediately notify USI of any change or supplement to any of the information set forth herein or on Exhibit 1.

      8. In connection with the Registration Statement, USI shall be responsible only for the SEC registration fees and USI's accounting and legal fees and expenses. USI shall not be liable for any legal, accounting, commission, transfer or any other fees or expenses of Kovens.

      9. At the Closing, Kovens shall deliver to USI a signed letter withdrawing his nomination for election as a Director at USI's 2005 Annual Meeting in the form attached hereto as Exhibit 2. Within five (5) business days of the Closing, Kovens shall file with the SEC an amendment to his Schedule 13D filing reporting that he has withdrawn his nomination/ candidacy for the Board of Directors. Kovens shall not in the future seek to be elected as a member of USI's Board of Directors or to have any role in the management of USI. Kovens shall not permit himself or consent to be nominated, nor shall he accept any nomination, to be a member of USI's Board of Directors.

      10. Kovens hereby expressly acknowledges that Seff, Silverman and Luskin are qualified and competent to be Directors of USI, and that they qualify as "independent" Directors.

      11. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the USI Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the USI Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release; provided, however, that nothing in this paragraph shall affect any right that Kovens may have in the future under USI's Charter or Bylaws to indemnity for any subsequent proceeding brought against Kovens by reason of his service as an officer or director of USI. Kovens expressly represents and warrants that, as of the Effective Date, he has no knowledge or information about any claim or proceeding that would cause him to seek indemnity from USI.

      12. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Knepper Estate Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the Knepper Estate Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release. In addition to the foregoing release, Kovens shall deliver at the Closing an appropriate document dismissing with prejudice and withdrawing any and all claims made by or on behalf of the Kovens Group in the administration or probate of the Knepper Estate.

      13. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Grossblatt Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the Grossblatt Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      14. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Seff Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the Seff Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      15. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Silverman Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the Silverman Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      16. Kovens, for himself and for the Kovens Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Luskin Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Kovens ever had, now has, or hereafter can, shall or may have against the Luskin Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      17. Kovens, for himself and the Kovens Group, hereby covenants and agrees that except with respect to the enforcement of this Agreement, he will not file, bring, continue, or initiate any lawsuit, claim, complaint, or judicial, administrative or other proceeding, against any member of any of the Groups, namely, the USI Group, the Knepper Estate Group, the Grossblatt Group, the Seff Group, the Silverman Group or the Luskin Group, individually, separately, jointly, collectively, in any capacity, including as an officer or director of USI, making claims for either monetary damages or equitable relief based upon any future actions of any member of any of the Groups alleging breach of fiduciary duty, fraud, breach of contract, negligence or claims for dilution.

      18. USI, for itself and for the USI Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Kovens Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which USI ever had, now has, or hereafter can, shall or may have against the Kovens Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      19. Grossblatt, for himself and for the Grossblatt Group, does hereby irrevocably and unconditionally release, acquit, exonerate and forever discharge the Kovens Group, individually, separately, jointly, collectively and otherwise, of and from any and all Claim or Claims which Grossblatt ever had, now has, or hereafter can, shall or may have against the Kovens Group, individually, separately, jointly, collectively and otherwise, for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of Release.

      20. At the Closing, Kovens shall deliver to USI for filing in the Lawsuit the original of a Stipulation of Dismissal with Prejudice in the form attached hereto as Exhibit 3 signed on his behalf by his attorney of record.

      21. At the Closing, Kovens shall also deliver to USI all originals and copies of lists of shareholders of USI. Kovens expressly represents and confirms that he has not retained in any form any copy of a USI shareholder list or any part thereof, has not given a copy of a shareholder list to anyone else, and agrees not to request in the future lists of USI shareholders.

      22. The Parties enter into this Settlement Agreement as a settlement and compromise of disputed Claims. It is expressly understood and agreed that neither execution of this Settlement Agreement, nor the tender or receipt of any payment, nor the performance of any obligations recited herein is intended or shall be understood as an acknowledgment of responsibility, admission of liability, or other expression reflecting upon the merits of any dispute or Claim among the Parties.

      23. The Parties agree that the existence and terms of this Settlement Agreement are strictly confidential and shall not be disclosed to any other person or entity, except to the extent necessary to carry out the terms and conditions of this Settlement Agreement or as may be required by law, process, stock exchange rules or financial reporting obligations, which shall include disclosure to USI's outside professional advisors.

      24. The terms of this Settlement Agreement are contractual and not a mere recital, and the Parties hereto expressly represent and warrant to each other that each possesses the full and complete authority to covenant and agree as herein provided, and further represent and warrant to each other that each has the full and complete authority to execute this Settlement Agreement.

      25. This Settlement Agreement shall in all respects be governed by, and be construed in accordance with, the internal laws of the State of Maryland, including, without limitation, in relation to all matters of formation, interpretation, construction, validity, performance, and enforcement. The drafting of this Settlement Agreement was the product of negotiations by all Parties, and the language of all parts of the Settlement Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. The use herein of the words "and" or "or" shall mean "and/or" and the use herein of the singular shall include the plural and vice versa.

      26. This Settlement Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party who caused it to have been drafted. No Party shall be considered the drafter of this Settlement Agreement.

      27. This Settlement Agreement constitutes the sole and entire agreement between the Parties in relation to the subject matter, and shall supersede and extinguish any and all prior agreements, whether in writing or oral, in relation to the subject matter of this Settlement Agreement. No term or provision of this Settlement Agreement may be varied, changed, modified, waived, or terminated orally but only by an instrument in writing signed by the Party against whom the enforcement of the variation, change, modification, waiver, or termination is sought. The waiver by any Party hereto of any breach of any provision of this Settlement Agreement shall not constitute or operate as a waiver of any other breach of any such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver at such time or at any future time of such provision or of any other provision hereof.

      28. Each Party represents, agrees and acknowledges that such Party has been advised of and has discussed all aspects of this Settlement Agreement thoroughly with such Party's attorneys, that such Party has had a reasonable amount of time in which to review and consider this Settlement Agreement, that such Party has read and understands all of the provisions herein, that such Party is competent to enter into this Settlement Agreement, and that such Party is entering into this Settlement Agreement knowingly and voluntarily of such Party's own free will. Each Party further represents that in executing this Settlement Agreement, such Party does not rely on inducements, promises or representations made by anyone other than those embodied in this Settlement Agreement.

      28. No determination by any court, governmental or administrative body or otherwise that any provision of this Settlement Agreement or any amendment hereof is illegal, invalid or unenforceable in any instance shall affect the validity or enforceability of (i) such provision in any circumstance not controlled by such determination or (ii) any other provision of this Settlement Agreement. Each provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed whenever possible as being consistent with, applicable law. In the event that any provision hereof is declared illegal, invalid or unenforceable, such provision shall be deleted from the Settlement Agreement, the remainder of the Settlement Agreement shall continue in full force and effect, and the Parties hereto shall promptly agree to a similar provision having, to the extent allowed by law, an effect as close as possible to the provision rendered illegal, invalid or unenforceable.

      30. The Parties agree that any dispute arising out of or relating to this Settlement Agreement, or the breach thereof, or any other dispute between or among any member of the USI Group and any member of the Kovens Group regarding any matter involving or relating in any way to USI or its business, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, with any hearing(s) to be conducted in Baltimore, Maryland. Notwithstanding the Commercial Arbitration Rules, the Parties agree that discovery will be conducted pursuant to the Federal Rules of Civil Procedure. In the event that either party submits a dispute to arbitration, the losing party will be responsible for paying the prevailing party's attorneys' fees and costs. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

      31. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all Parties hereto. Delivery of the fully executed Settlement Agreement to all Parties shall be made at the Closing.

      IN WITNESS WHEREOF, Michael L. Kovens, Harvey B. Grossblatt, Ronald A. Seff, M.D., Howard Silverman, Ph.D, and Cary Luskin have each executed this Settlement Agreement under seal, and the Estate of Stephen C. Knepper and Universal Security Instruments, Inc. have each caused this Settlement Agreement to be executed under seal by its duly authorized representative.

             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                 Michael L. Kovens
                                        Date:  June 30, 2005


             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                 Harvey B. Grossblatt
                                        Date:  June 30, 2005


             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                 Ronald A. Seff, M.D.
                                        Date:  July ___, 2005


             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                 Howard Silverman, Ph.D.
                                        Date:  July ___, 2005


             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                 Cary Luskin
                                        Date:  July ___, 2005


                                        ESTATE OF STEPHEN C. KNEPPER

             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
Witness                                   Title: Personal Representative
                                          Date:  July ___, 2005


ATTEST:                                 UNIVERSAL SECURITY INSTRUMENTS, INC.

             /s/                                   /s/
---------------------------             ---------------------------(SEAL)
                                          Harvey B. Grossblatt
                                          Title: President
                                          Date:  June 30, 2005

                                    EXHIBIT 1

            Information   with   respect  to  Kovens  to  be   included  in  the
Registration Statement pursuant to paragraph 7 of the Settlement Agreement:

      Name                              Michael L. Kovens

      Nature of any position,           Director until September 2003;
      office, or other material         Stockholder; Transactions described
      relationship which Kovens has     in this Agreement
      had within the past three
      years with USI or any of its
      predecessors or affiliates

      Nature of acquisitions of         All Registered Shares were acquired
      Registered Shares                 by Kovens directly from USI by
                                        original subscriptions, by gifts
                                        from his father prior to 1988,
                                        pursuant to the exercise of options
                                        under USI's Stock Option Plan,
                                        through stock dividends, or open
                                        market purchases. Kovens shall
                                        provide the Company with details,
                                        including dates of purchase and
                                        amounts, of all open market stock
                                        purchases.

      Number of shares of USI's         332,719
      Common Stock owned by Kovens
      prior to the offering

      Number of shares of USI's         332,719
      Common Stock to be offered
      for Kovens' account

      Number of shares of USI's         0
      Common Stock to be owned by
      Kovens after the completion
      of the offering

If the securities are to be offered through the selling efforts of brokers or dealers, Kovens shall also provide the following information: description of the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, including volume limitations on sales, parties to the agreement and the conditions under which the agreement may be terminated. If known, identify the broker(s) or dealer(s) which will participate in the offering and state the amount to be offered through each. Kovens shall also describe any other planned distribution.

                                    EXHIBIT 2

                                Michael L. Kovens
                                 6 Regency Court
                            Baltimore, Maryland 21208
                               Dated: July 1, 2005


Universal Security Instruments, Inc.
7-A Gwynns Mill Court
Owings Mills, Maryland 21117
Attention: Harvey B. Grossblatt

Dear Mr. Grossblatt:

      I hereby withdraw my nomination for election as a Director of Universal Security Instruments, Inc. ("USI") at USI's 2005 annual meeting.

                                        Sincerely,
                                        Michael L. Kovens

                                     EXHIBIT 3

MICHAEL L. KOVENS,                     :        IN THE
            Plaintiff,                 :        CIRCUIT COURT
            v.                         :        FOR
UNIVERSAL SECURITY                     :        BALTIMORE COUNTY
INSTRUMENTS, INC., et al.,             :
            Defendants.                :        Case No: 03-C-03-009639
                                       :

                     STIPULATION OF DISMISSAL WITH PREJUDICE

      Plaintiff Michael L. Kovens and Defendants Universal Security Instruments, Inc., Estate of Stephen C. Knepper, and Harvey B. Grossblatt, by and through their undersigned attorneys, hereby stipulate and agree that the above-captioned civil action and all claims asserted or that could have been asserted herein, including all claims asserted against any party in the Complaint, the Amended Complaint, the First Amended Complaint, the Second Amended Complaint or the Third Amended Complaint, shall be, and are hereby, dismissed with prejudice, with each party to bear his/its own costs.

                             Respectfully submitted,


----------------------------------           -----------------------------------
Dale A. Cooter                               C. Carey Deeley, Jr.
James E. Tompert                             VENABLE LLP
COOTER,  MANGOLD,  TOMPERT  &  KARAS,        210 Allegheny Avenue, P.O. Box 5517
L.L.P.                                       Towson, MD  21204
5301 Wisconsin Avenue, N.W.                  (410) 494-6200
Suite 500
Washington, D.C.  20015                      G. Stewart Webb, Jr.
(202) 537-0700                               Christopher R. Mellott
                                             VENABLE LLP
Attorneys for Plaintiff                      2 Hopkins Plaza, Suite 1800
                                             Baltimore, MD  21201
                                             (410) 244-7400

                                             Attorneys for Defendants

SO ORDERED this___ day of _______, 2005.

---------------------------------------
Judge Susan Souder